Registration No. 333-______
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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                       ----------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                       ----------------------------------

                             THE MARCUS CORPORATION
             (Exact name of registrant as specified in its charter)

                Wisconsin                                39-1139844
       (State or other jurisdiction of                (I.R.S. Employer
       incorporation or organization)                 Identification No.)

     250 East Wisconsin Avenue, Suite 1700
              Milwaukee, Wisconsin                          53202
    (Address of principal executive offices)              (Zip Code)

                The Marcus Corporation 1995 Equity Incentive Plan
                            (Full title of the plan)
                       ----------------------------------

           Thomas F. Kissinger, Esq.                         Copy to:
         General Counsel and Secretary
            The Marcus Corporation                    Steven R. Barth, Esq.
     250 East Wisconsin Avenue, Suite 1700               Foley & Lardner
          Milwaukee, Wisconsin 53202                777 East Wisconsin Avenue
                (414) 905-1390                      Milwaukee, Wisconsin 53202
     (Name, address and telephone number,                 (414) 271-2400
  including area code, of agent for service)

                       ----------------------------------

                         CALCULATION OF REGISTRATION FEE
------------------------------------------------------------------------------------------------------------------------
       Title of                  Amount            Proposed Maximum       Proposed Maximum
   Securities to be              to be              Offering Price       Aggregate Offering          Amount of
      Registered             Registered(1)             Per Share                Price             Registration Fee
------------------------------------------------------------------------------------------------------------------------
Common Stock,             2,000,000 shares(2)       $13.03125 (3)          $26,062,500 (3)         $6,880.50 (2)
$1 par value
------------------------------------------------------------------------------------------------------------------------

(1)  Pursuant to Rule 416(a) under the Securities Act of 1933, this Registration  Statement also covers an indeterminate number of additional shares of Common Stock that may become issuable as a result of stock splits,  stock dividends, or similar transactions pursuant to the anti-dilution provisions of the 1995 Equity Incentive Plan.

(2)  1,124,850  shares of Common Stock,  and the  corresponding  registration  fee that has been  previously paid by the
     Registrant,  are being carried forward from Registrant's earlier Registration  Statement on Form S-8,  Registration
     No. 33-63299.

(3)  Estimated  pursuant to Rule 457(c)  under the  Securities  Act of 1933  solely for the purpose of  calculating  the registration fee based on the average of the high and low prices for The Marcus Corporation Common Stock on the New
     York Stock Exchange Composite Tape on December 15, 1999.

                           ---------------------------

Pursuant to Rule 429 under the Securities Act of 1933, the Prospectus referred to herein also relates to the Registrant's Registration Statement on Form S-8, Registration No. 33-63299.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

          The document or documents containing the information specified in Part I are not required to be filed with the Securities and Exchange Commission (the "Commission") as part of this Form S-8 Registration Statement.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.
          ---------------------------------------

          The following documents filed with the Commission by The Marcus Corporation (the "Company") are hereby incorporated herein by reference:

          1. The Company's Annual Report on Form 10-K for the fiscal year ended May 27, 1999, filed on August 24, 1999.

          2. The Company's Quarterly Report on Form 10-Q for the quarter ended August 26, 1999, filed on October 12, 1999.

          3. The description of the Company's Common Stock contained in the Company's Registration Statement on Form 8-A dated November 17, 1993, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, after the date of filing of this Registration Statement and prior to such time as the Company files a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

Item 4.   Description of Securities.
          -------------------------

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.
          --------------------------------------

          None.

Item 6.   Indemnification of Directors and Officers.
          -----------------------------------------

          Pursuant to the Wisconsin Business Corporation Law and the Company's By-laws, as amended, directors and officers of the Company are entitled to mandatory indemnification from the Company against certain liabilities and expenses incurred in a proceeding to which the director or officer was a party because he or she is a director or officer of the Company (i) to the extent such officers or directors are successful on the merits or otherwise in the defense of a proceeding and (ii) in such proceedings in which the director or officer is not successful in defense thereof, unless (in the latter case only) it is determined that the director or officer breached or failed to perform his duties to the Company and such breach or failure constituted: (a) a willful failure to deal fairly with the Company or its shareholders in connection with a matter in which the director or officer had a material conflict of interest; (b) a violation of the criminal law unless the director or officer had reasonable cause to believe his or her conduct was lawful or had no reasonable cause to believe his or her conduct was unlawful; (c) a transaction from which the director or officer derived an improper personal profit; or (d) willful misconduct. It should be noted that the Wisconsin Business Corporation Law specifically states that it is the public policy of Wisconsin to require or permit indemnification in connection with a proceeding involving securities regulation, as described therein, to the extent required or permitted as described above. Additionally, under the Wisconsin Business Corporation Law, directors of the Company are not subject to personal liability to the Company, its shareholders or any person asserting rights on behalf thereof for certain breaches or failures to perform any duty resulting solely from their status as directors except in circumstances paralleling those in subparagraphs (a) through
(d) outlined above.

          The indemnification provided by the Wisconsin Business Corporation Law and the Company's By-laws is not exclusive of any other rights to which a director or officer may be entitled. The general effect of the foregoing provisions may be to reduce the circumstances in which an officer or director may be required to bear the economic burdens of the foregoing liabilities and expenses.

Item 7.   Exemption from Registration Claimed.
          -----------------------------------

          Not applicable.

Item 8.   Exhibits.
          --------

          The exhibits filed herewith or incorporated herein by reference are set forth in the attached Exhibit Index.

Item 9.   Undertakings.
          ------------

          (a) The undersigned Registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                    (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or
Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES
                                   ----------

          Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Milwaukee, State of Wisconsin, on this 21st day of December, 1999.

                                        THE MARCUS CORPORATION



                                        By: /s/ Stephen H. Marcus
                                            -----------------------------------
                                            Stephen H. Marcus
                                            Chairman of the Board, President and
                                            Chief Executive Officer

          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated. Each person whose signature appears below constitutes and appoints Stephen H. Marcus, Douglas A. Neis and Thomas F. Kissinger and his or her attorneys-in-fact and agents with full power of substitution and resubstitution for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to the Registration Statement and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

          Signature                       Title                      Date
          ---------                       -----                      ----


/s/ Stephen H. Marcus          Chairman of the Board,          December 21, 1999
-----------------------------  President, Chief Executive
Stephen H. Marcus              Officer and Director
                               (Principal Executive Officer)


/s/ Douglas A. Neis            Chief Financial Officer and     December 21, 1999
-----------------------------  Treasurer (Principal Financial
Douglas A. Neis                and Accounting Officer)


/s/ Diane Marcus Gershowitz           Director                 December 21, 1999
-----------------------------
Diane Marcus Gershowitz

          Signature                       Title                      Date
          ---------                       -----                      ----


/s/ Bronson J. Haase                  Director                 December 21, 1999
-----------------------------
Bronson J. Haase


/s/ Timothy E. Hoeksema               Director                 December 21, 1999
-----------------------------
Timothy E. Hoeksema


/s/ Daniel F. McKeithan, Jr.          Director                 December 21, 1999
-----------------------------
Daniel F. McKeithan, Jr.


/s/ Philip L. Milstein                Director                 December 21, 1999
-----------------------------
Philip L. Milstein


/s/ Bruce J. Olson                    Director                 December 21, 1999
-----------------------------
Bruce J. Olson


/s/ Allan H. Selig                    Director                 December 21, 1999
-----------------------------
Allan H. Selig

                                  EXHIBIT INDEX
                                  -------------

Exhibit
Number                             Exhibit Description
------                             -------------------

(4.1) The Marcus Corporation 1995 Equity Incentive Plan, as amended. [Incorporated by reference to Exhibit 10.4 to the Company's Form 10-K for the fiscal year ended May 27, 1999 (File No. 1-12604).]

(4.2) Restated Articles of Incorporation of The Marcus Corporation. [Incorporated by reference to Exhibit 3.2 to the Company's Quarterly Report on Form 10-Q for the quarterly period ended November 13, 1997 (File No. 1-12604).]

(5.1)     Opinion of Foley & Lardner.

(23.1)    Consent of Ernst & Young LLP.

(23.2)    Consent of Foley & Lardner (contained in Exhibit 5.1 hereto).

(24) Power of Attorney relating to subsequent amendments (included on the signature page to this Registration Statement).


                                      E-1